                                                                     EXHIBIT 21


DANKA BUSINESS SYSTEMS PLC
LIST OF CURRENT SUBSIDIARIES OF THE COMPANY




                                                                STATE/COUNTRY OF
                   SUBSIDIARY NAME                               INCORPORATION
                   ---------------                               -------------
Newcourt Natural Resources Oil and Gas Company                      England

     Dankalux SARL                                                Luxembourg

     Danka Business Finance Ltd.                                    Canada

          Danka Holding Company                                     Nevada
               Danka Business Systems, Inc.                         Florida
               Danka Corporation                                    Nevada
               Omnidex, Inc.                                        Nevada
               Danka Wholesale Inc.                                 Florida

          Danka Europe B.V.                                         Holland
          Danka SPA                                                  Italy
          Danka France Holdings SARL                                France
          Danka Benelux NV/SA                                       Belgium
          Danka Deutschland Holding Gmbh                            Germany
          Danka Denmark A/S                                         Denmark

Danka Europe Ltd.                                                   England
     Danka U.K. Holdings Ltd.                                       England





                                      19